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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                       MAY RESULTS VS. PLAN                       Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                             May, 1997               Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan(a)      Yr      Actual   Plan(a)      Yr
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $152.5   $159.7   $154.4     $585.1    $596.4    $593.0

FIFO  Margin     $       46.7     46.5     45.7      163.9     161.7     162.1
      Margin     %       30.6%    29.1%    29.6%      28.0%     27.1%     27.3%

Total Expenses          (43.1)   (43.6)   (41.4)    (170.7)   (171.8)   (167.6)

Other Income              2.2      2.3      2.4        7.7       7.7       7.7
                      -------- -------- --------  --------- --------- ---------
EBITDA                    5.8      5.2      6.7        0.9      (2.4)      2.2

Dep and Amort (net)      (0.5)    (0.6)    (0.4)      (2.1)     (2.1)     (1.6)
Net Interest Exp         (1.1)    (1.3)    (1.7)      (3.5)     (3.7)     (5.9)
Other Inc (Exp)             -        -      0.2       (0.1)        -       0.2
Non-Cash Income Tax      (1.4)    (1.1)    (1.4)       1.6       2.8       1.5
      (Provision) Benefit
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $2.8     $2.2     $3.4      ($3.2)    ($5.4)    ($3.6)
                      ======== ======== ========  ========= ========= =========


                                                   Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)     Yr
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $22.8     $33.0     $25.0
Merchandise Inventories, LIFO                        459.7     468.5     473.8
Other Current Assets                                  44.7      39.6      46.1
                                                  --------- --------- ---------
      Total Current Assets                           527.2     541.1     544.9
Net Fixed Assets                                      70.6      70.5      63.3
Long-Term Assets                                       7.2       4.5       5.8
                                                  --------- --------- ---------
      Total Assets                                  $605.0    $616.1    $614.0
                                                  ========= ========= =========

Trade Accounts Payable                              $150.8    $167.2    $152.3
Short-Term Debt (Revolver)                            89.7      90.0     106.8
Other Current Liabilities                            164.2     162.6     165.2
                                                  --------- --------- ---------
      Total Current Liabilities                      404.7     419.8     424.3

Long-Term Debt                                         9.2       9.2      13.9
Other Long-Term Liabilities                           33.4      33.7      37.5

Unfavorable Lease Liability                           16.6      16.3      18.1
Fresh-start Excess Net Assets (Negative Goodwill)     34.3      34.3      40.5

Paid-In-Capital                                       90.3      88.5      81.0
Retained Earnings (Deficit)                           16.5      14.3      (1.3)
                                                  --------- --------- ---------
      Total Stockholders' Equity                     106.8     102.8      79.7
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $605.0    $616.1    $614.0
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated February 27, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.


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